UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRYS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On January 12, 2022, Jing Marantz gave notice of her resignation from the Board of Directors (the “Board”) of Krystal Biotech, Inc. (the “Company”). Dr. Marantz’s decision to resign was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or Board of Directors. Dr. Marantz will continue to serve as a director of the Company until January 18, 2022, subsequent to which, she has agreed to commence a senior executive position (Chief Business Officer) at the Company.

On January 13, 2022, the Board appointed E. Rand Sutherland as a member of the Board, effective January 18, 2022, to fill the vacancy created by Dr. Marantz’s resignation. Dr. Sutherland will serve as a Class II director and stand for election at the Company’s 2022 annual meeting. He will not serve on any Board committees initially. He has no arrangement or understanding with any person pursuant to which he was selected as a director of the Company.

Dr. Sutherland was president of Translate Bio prior to its acquisition by Sanofi. Before joining Translate Bio, Dr. Sutherland spent seven years at Sanofi, most recently as global head of medical affairs for Sanofi Genzyme, and prior to that, head of rare diseases development. Dr. Sutherland’s strategic leadership in clinical development and medical affairs has been critical to the development and launch of medicines for lysosomal storage diseases, rare blood and other genetic diseases, and pulmonary and immunological diseases. Before joining industry, Dr. Sutherland was professor of medicine at the University of Colorado and chief of pulmonary and critical care medicine at National Jewish Health in Denver, where he cared for patients and led an NIH-funded clinical and translational research program focused on severe asthma and other complicated pulmonary diseases. Dr. Sutherland holds a Bachelor of Arts from Oberlin College, a Doctor of Medicine from the University of Chicago and a Masters of Public Health from Harvard University.

In connection with his service on the Board, Dr. Sutherland will receive compensation commensurate with the Company’s other non-employee directors.

Dr. Sutherland and the Company have entered into an indemnification agreement on the same terms as the Company has previously entered into with its directors, a form of which has been previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 7.01	Regulation FD Disclosure.

On January 18, 2022, the Company issued a press release announcing Dr. Marantz’ resignation from the Board and election to the office of Chief Business Officer and Dr. Sutherland’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated January 18, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2022	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chairman and Chief Executive Officer